Exhibit 99.1
From:	Hifn, Inc.
	750 University Avenue	(HIFN LOGO)
Los Gatos, CA 95032
Contact:	William R. Walker, Vice President and Chief Financial Officer
408-399-3537
wwalker@hifn.com

Hifn Reports Revenues and Earnings for First Quarter Fiscal 2007

LOS GATOS, Calif., January 22, 2007 - Hifn™ (NASDAQ: HIFN) today reported financial results for the first quarter ended December 31, 2006.

Revenues for the first quarter of fiscal 2007 were $9.3 million, an increase of two percent from the $9.1 million in revenues reported in the previous quarter and a decrease of 13 percent from the $10.7 million in revenues reported in the first quarter of fiscal 2006.

Net loss for the first quarter ended December 31, 2006, on a generally-accepted accounting principles basis (GAAP), was $2.7 million, or a loss of $0.19 per share, which includes stock-based compensation expense of $443,000, as a result of the implementation of SFAS 123(R). Non-GAAP net loss, excluding stock-based compensation expense, for the first quarter of fiscal 2007 was $2.3 million, or $0.16 per share. Net loss for the first quarter ended December 31, 2005, on a GAAP basis, was $1.7 million, or a loss of $0.12 per share, which includes stock-based compensation expense of $207,000. Non-GAAP net loss, excluding stock-based compensation expense, for the first quarter of fiscal 2006 was $1.5 million, or $0.11 per share.

“Since assuming a leadership role in mid November, I have been extremely encouraged with the future prospects of the Company,” said Albert E. Sisto, Chairman and interim CEO. “We are beginning to identify a quantitative path to sustained growth and profitability. During the quarter we only produced limited revenue growth as our new products ramped slower than anticipated. Operating expenses were higher as costs associated with the leadership transition were recognized in the quarter,” Sisto continued. “The Company is recognized as a technology leader in both data integrity and security and our job is to execute on the strategies which will increase shareholder value over the next several quarters.”

Hifn management will hold a conference call to discuss these results today, January 22, 2007 at 1:30 p.m. Pacific Standard Time (PST). Those wishing to join should dial 800-509-8613 (domestic U.S.) or 706-679-4544 (international) at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PST) on Monday, January 22, 2007 through 5 p.m. (PST) on Thursday, January 25,

Hifn First Quarter Fiscal Year 2007
Earnings Release	Page 2

2007 and may be accessed by calling 800-642-1687, pass code 5997842. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn’s corporate website at http://www.hifn.com.

About Hifn

Hifn powers network and information security. Leveraging over a decade of leadership and expertise in data encryption and compression, we are a trusted partner to industry innovators for whom security is critical to their success. With the majority of secure global communications flowing through Hifn technology, the convergence of security, storage and assured access drives our product roadmap forward. We will continue as the first resource for the toughest security requirements because we anticipate as we innovate in a field that leaves no margin for error. Hifn sets the industry standards and technology firsts to secure, compress and assure information wherever needed. For more information, please visit: www.hifn.com.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company’s future financial performance including statements related to identifying a quantitative path to profitability and the strategies which will increase shareholder value over the next several quarters are all forward-looking statements within the meaning of the Safe Harbor. There are several factors that may cause actual results to differ materially from those contemplated by the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers; customer demand and customer ordering patterns; orders from Hifn’s customers may be below the company’s current expectations; and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn’s ongoing technology development efforts; Hifn’s ability to successfully integrate new technology into products in a cost-effective manner; Hifn’s ability to effect its current strategy and to effectively control expenses; the timing of Hifn’s new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not be achieved due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn’s new products. These and other risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Hifn is providing non-GAAP net loss and non-GAAP net loss per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally-accepted accounting principles and may be different from pro forma measures used by other companies. We believe that presenting net loss and net loss per share excluding stock-based compensation expense is useful to management and investors as it provides a more meaningful understanding of our ongoing operating performance and also facilitates comparison of operating trends across reporting periods. Hifn management uses these measures for viewing the financial results of Hifn. These non-GAAP measures should not be viewed as a substitute for Hifn’s GAAP results.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn First Quarter Fiscal Year 2007
Earnings Release	Page 3

HIFN, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)
	Three Months Ended December 31,
	2006	2005
Net revenues	$9,269	$10,672
Costs and operating expenses:
Cost of revenues	3,204	3,697
Research and development	4,319	5,076
Sales and marketing	1,822	1,801
General and administrative	2,442	1,455
Amortization of intangibles	737	797
	12,524	12,826
Loss from operations	(3,255)	(2,154)
Interest and other income, net	490	415
Loss before income taxes	(2,765)	(1,739)
Benefit from income taxes	(63)	(77)
Net loss	$(2,702)	$(1,662)

Net loss per share, basic and diluted	$(0.19)	$(0.12)

Weighted average shares outstanding, basic and diluted	13,948	13,613

Note: Net loss for the first quarter of fiscal 2007 and 2006 includes stock-based compensation expense of $443,000 and $207,000, respectively. The following table sets forth a reconciliation of net loss and net loss per share on a non-GAAP basis, which excludes stock-based compensation expense, to GAAP net loss and net loss per share, for the first quarter of fiscal 2007 and first quarter of fiscal 2006 as follows (in thousands, except per share amounts):

	Three Months Ended December 31,
	2006	2005
Net loss excluding stock-based compensation expense (Non-GAAP)	$(2,259)	$(1,455)
Stock-based compensation expense for first quarter	(443)	(207)
Net loss	$(2,702)	$(1,662)

Basic and diluted net loss per share, excluding stock-based compensation expense (Non-GAAP)	(0.16)	(0.11)
Stock-based compensation expense per share	(0.03)	(0.01)
Basic and diluted net loss per share	$(0.19)	$(0.12)

Hifn First Quarter Fiscal Year 2007
Earnings Release	Page 4

HIFN, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (unaudited)

	December 31, 2006	September 30, 2006

ASSETS

Current assets:
Cash & short-term investments	$37,651	$38,777
Accounts receivable, net	4,768	4,614
Inventories	2,520	2,028
Prepaid expenses and other current assets	1,455	1,571
Total current assets	46,394	46,990

Property and equipment, net	2,183	2,356
Intangibles and other assets, net	7,525	8,130
	$56,102	$57,476

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,503	$1,672
Accrued expenses and other current liabilities	4,901	5,119
	7,404	6,791
Stockholders’ equity:
Common stock	14	14
Paid-in capital	166,814	166,100
Accumulated other comprehensive loss	-	(1)
Accumulated deficit	(113,877)	(111,175)
Treasury stock, at cost	(4,253)	(4,253)
	48,698	50,685
	$56,102	$57,476